Exhibit 99.1

Management Presentation October 2010 NYSE Amex: QBC www.CubicEnergyInc.com

2 This presentation material contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Cubic Energy Inc. (the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, they do involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, the availability of capital, fluctuations in oil and gas prices, dependency on third party operators, sufficient pipeline capacity, general economic conditions and the other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2010, filed with the Securities and Exchange Commission. Disclaimer & Forward-Looking Statements

3 Management Team Calvin A. Wallen III has served as the President and Chief Executive Officer of the Company since 1997. Mr. Wallen has over 30 years of experience in the oil and gas industry working as a drilling and petroleum engineer, including tours with Superior Oil, Resource Drilling, Tom Brown and Rowan International. Mr. Wallen has considerable experience in drilling vertical, high-angle directional and horizontal wells in North and South American oil and gas fields, as well as in the North Sea and Gulf of Mexico. Mr. Wallen did his undergraduate engineering studies at Texas A&M. Larry Badgley has been Chief Financial Officer for Cubic since October, 2008. Prior to joining Cubic, Mr. Badgley worked over 11 years in the venture capital market and has been responsible for Financial Planning and Analysis, SEC, SOX technical training and practice development, and served as the national practice leader for merger and acquisitions with a heavy focus on due diligence and post acquisition integration. Larry Badgley received a BBA in Finance from Hardin-Simmons University in 1978, and is a Certified Public Accountant. Jon S. Ross has served in the office of Secretary of Cubic Energy since 1998. Mr. Ross is a practicing attorney in Dallas, Texas representing over 80 business entities. He has served on several community and non-profit committees and boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark's School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree. Richard M. Sepulvado has been the chief exploration geologist for Cubic Energy, Inc. since 1997 and serves as Vice President of Exploration and Production. He received his undergraduate training at Trinity University, earning his Bachelor’s degree in geology in 1974. Mr. Sepulvado spent the following eight years developing strong management and engineering skills as an officer in the U.S. Army Corps of Engineers. Following his tour of duty, he returned to school and earned his Master of Science Degree in Geology at Louisiana Tech University in 1985. Mr. Sepulvado has worked as an exploration geologist for Mobil Oil, Placid Oil, Phillips Oil, and various independent oil companies.

Company Snapshot Ticker: NYSE Amex: QBC Headquarters: Dallas, TX Resource Potential: 309 Bcf – Haynesville 60 Bcf – Cotton Valley Acreage Position in NW Louisiana: Cotton Valley Acreage (approx 24,000 gross / 5,400 net Haynesville & Bossier Acreage (approx 21,760 gross / 4,236 net) Shares Ownership in Acreage With: EXCO Operating Company LP Chesapeake Energy Corp. Goodrich Petroleum Company BG Group El Paso Proven Management Track Record Strong financial position with growth assets 4

Location of Haynesville Shale 5 PETTET (6,100 Feet) HOSSTON (6,500 FEET) COTTON VALLEY (9,000 FEET) BOSSIER (10,700 Feet) Non-Productive Shale HAYNESVILLE (11,400 Feet) SMACKOVER (11,800 Feet) (approximate depth)

Company Overview

- 1999: Company Founded
- 2006-2008: Cubic Assembled Interests In 24,000 Gross Acres Caddo/DeSoto Parishes
  - 100% OF ITS ACREAGE IS HELD BY PRODUCTION (HBP)
  - We strategically held acreage position while other operators established optimal drilling and completion techniques in the Haynesville Shale
- 2009: Cubic Entered Into Strategic Transaction
  - Swapped QBC Common and Preferred Stock priced at a premium and without warrant coverage, and a small override, with an affiliate to acquire $30.9 million of Drilling Credits from EXCO Operating Company LP
  - Transferred operatorship of Haynesville Shale to one of the most active and experienced Haynesville operators (EXCO)
- 2010: Company Positioned For Haynesville-Driven Growth
  - $29 million of liquidity immediately available for drilling (as of 6-30-10)
  - 16 Gross Haynesville Shale wells now on-stream Producing approximately:
    - GROSS volumes of 43,975 Mcf per day (represents data from 13 wells)
    - NET volumes of 2,849 Mcf per day (represents data from 13 wells)
  - 2 Gross Haynesville Shale wells Waiting on Completion
  - 3 Gross Haynesville Shale wells currently Drilling

- Comparison to Successful and Significantly Positioned Haynesville Peers, Evaluated by Market Value of a Share of Common Stock

	QBC	GDP	XCO	CHK	HK	GMXR	DPTR
	Cubic	Goodrich	EXCO	Chesapeake	Petrohawk	GMX Resources	Delta Petroleum
6/30/2008	4.19	82.92	36.91	65.96	46.31	74.1	25.52
6/30/2009	1.08	24.59	12.92	19.83	22.3	10.64	1.93
9/30/2010	0.76	14.57	14.87	22.65	16.14	4.86	0.79
% chg	82%	82%	60%	66%	65%	93%	97%

6

Ownership Area Within Five Townships 7 Cubic Energy’s Strategic Haynesville Position Cubic Energy holds leases in the core of the Haynesville Shale play in Caddo & DeSoto Parishes 100% Held By Production (HBP) EXCO operates 10,880 gross / 3,788 net acres CHK operates 7,680 gross / 199 net acres GDP operates 3,200 gross / 249 net acres Well Optimization- Drilling and completion techniques have been optimized, the lateral lengths are up to 4,500 feet with 10-15 stage frac programs.

Improving Production Rates 30-day initial production rates have climbed from 4-6 MMcf/day in early-2008 to 8-12 MMcf/day through 2009. In addition, wells in 2010 are seeing 24 hour flow rates in excess of 20 MMcf/day and 30 day initial production rates between 12-15 MMcf/day on a control flow basis. We expect each Haynesville Shale well to have an Estimated Ultimate Recovery of 6.5-7 Bcf over its productive life. We estimate our Type Well will generate returns exceeding 20% at $4.00 NYMEX. 8

9 Haynesville Resource Potential - Capitalization Cubic has 300 gross / 60 net drilling locations at 6.5 Bcf per well and an average 79% NRI, we estimate Haynesville resource potential at over 300 Bcf. Other operators have announced plans to further test the Bossier Shale. While we will refrain from quantifying the resource potential from the Bossier Shale for now, it could add meaningful reserves and production. Wells Fargo agreed to increase Cubic’s revolving credit line from $20MM to $40MM, and our borrowing base from $25MM to $30MM in addition, the Company has a current balance of $27.2MM (as of June 30, 2010) on our drilling credit with EXCO. 368 Bcf Total Resource Potential 60 Bcf Horizontal Cotton Valley ???? Bossier Shale 308 Bcf Haynesville Shale Total Proved + Resource Potential 308 Bcf Haynesville Shale 79% NRI % 6.5 EUR Per Well (BCF) 60 Net Drilling Locations Haynesville Shale Proven Plus Resource Potential: **Society of Petroleum Engineers (SPE) reserve report based on four Horizontal Haynesville Shale wells per unit and is used for Banking & Financial Institutions *Securities and Exchange Commission (SEC) reserve report is based on predominantly one Horizontal Haynesville Shale well per unit and is used for Audited Financial of Public Companies Approx. 92 Bcf **SPE Proven (PDP, PDNP, PUD) Reserves as of June 30, 2010 Approx. 30 Bcf *SEC Proven (PDP, PDNP, PUD) Reserves as of June 30, 2010 Cubic's Proven Reserves: RESOURCE POTENTIAL (BCF)

Haynesville Well Status Summary

Well Name		Working Interest	Operator	IP Date	IP Rate MCF/D	Current Rate MCF/D
PRODUCING						
A)	Clingman Acres 11H	2.5%	Chesapeake	02/20/09	17,040	2,360
B)	Mitchell 12H	2.2%	Chesapeake	04/02/09	8,112	1,472
C)	Woolworth 15H	1.5%	Chesapeake	05/30/09	10,656	1,971
D)	Clingman Acres 2H	5.0%	Chesapeake	05/12/09	10,487	2,293
E)	Garland 25-1H	10.2%	Goodrich	11/10/09	18,826	4,825
F)	Muslow 5H	4.6%	Chesapeake	01/25/10	16,757	7,696
G)	Plants 26-1H	10.2%	Goodrich	10/20/09	15,134	3,578
H)	SLRT 33H	2.4%	Chesapeake	12/21/09	14,520	3,796
I)	Red Oak Timber 6-1	35.0%	EXCO	03/07/10	4,390	2,177
J)	Saddler 9H	1.1%	Chesapeake	04/13/10	10,750	4,622
K)	Garland 24-1H	6.3%	Goodrich	03/14/10	15,938	6,607
L)	Western D 18H	0.7%	Chesapeake	WOSP	WOSP	N/A
M)	Slaughter 6-15-15H	0.6%	Chesapeake	WOSP	WOSP	N/A
N)	Thomas 36-1	37.0%	EXCO	WOSP	WOSP	N/A
T)	Soaring Ridge 15H	6.1%	Chesapeake	11/08/08	14,751	969
U)	Clingman Acres 12H	1.4%	Chesapeake	02/01/09	15,301	1,609

Well Name		Working Interest	Operator	TD Date
WAITING ON COMPLETION				
O)	Crow 8-1	24.0%	EXCO	09/11/10
P)	Red Oak Timber 7-1 ALT	29.0%	EXCO	09/27/10

Well Name		Working Interest	Operator	Spud Date
DRILLING				
Q)	Burford 21-14-15H	4.4%	Chesapeake	08/28/10
R)	Fisher 20 1H	0.6%	El Paso	09/05/10
S)	Crow 5-1 ALT	32.5%	EXCO	09/17/10

Cubic's Horizontal Haynesville Shale Wells


16N-16W
16N-15W
Johnson Branch Field
Caddo Parish
15N-16W
15N-15W
14N-16W
14N-15W
Bethany Longstreet Field
Desoto Parish

Legend of Operators for Cubic's Horizontal Haynesville Shale Wells

- EXCO Resources - Operated
- Goodrich Petroleum - Operated
- Chesapeake - Operated
- El Paso Corp. - Operated

10

Cubic Is Financially Prepared To Move Forward The drilling credit plus cash flow from operators should carry Cubic for most of its capital expenditures in FY 2011, with capacity under the revolver filling the remaining gap, if needed. By the end of FY 2011 we expect to have enough wells online to meaningfully increase the borrowing base on our Senior Facility, enabling us to fill any remaining gaps in our capital budget. Cubic has a core position in North America’s most economic and prolific shale play. Cubic has created significant liquidity via its Drilling Credit and an expanded line of credit with Wells Fargo well below market cost to the Company. Production growth commenced in Fourth Quarter of fiscal 2010, and IS ACCELERATING! Depending on the drilling program utilized by the primary operator on our acreage, production could average 25-40 MMcf/day in FY 2012 – up from less than 1 MMcf/day in FY 2009. FREE CASH FLOW ANALYSIS: ONE HAYNESVILLE SHALE WELL NET TO CUBIC 11 Year 1 Mcf/Year 643,210 Natural Gas Price $3.80 Revenue $2,444,198 LOE - $6,600/mo. 79,200 Prod. Taxes - .075% - 2yr waiver 0 Free Cash Flow $2,364,998

12 Statements of Operations 10K 6-30-10 Yr-over-Yr 2010 - 2009 3rd Qtr-o-Qtr 2010 - 2009 4th Qtr-o-Qtr 2010 - 2009 Revenues: Oil and gas sales 88% 206% 309% Operating Costs and Expenses: Oil and gas production, operating and development costs 34% 41% 147% General and administrative expenses 23% 31% 46% Depreciation, depletion and amortization 49% 90% 0% Operating Income (loss): 92% 90% 104% 4th qtr $150K op. profit Net Gain (loss) per common share - basic and diluted: 82% 74% 71%

13 Shares (millions) % of F-D Shares 5% Owners (2) *Owner has 2.9 million common shares and a warrant for 1 million common shares 2.9 2.86% Officers and Directors (8) 40.5 39.90% Public Float 32 31.53% Outstanding Common Shares 75.4 74.29% Calvin A. Wallen III - Preferred stock, if-converted 8.8 8.67% Wells Fargo Energy Capital - Convertible Term Loan 5 4.93% Wells Fargo Energy Capital - Warrants 8.5 8.37% Other Warrants 3.8 3.74% Fully-Diluted Shares 101.5 100.0% Ownership

NYSE Amex: QBC Website: www.CubicEnergyInc.com Donna Luedtke, Investor Relations donna@cubicenergyinc.com 9870 Plano Road, Dallas, TX 75238 Phone: 972-686-0369 14